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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-129103 on Form S-8 of our reports dated March 14, 2008, relating to the consolidated financial statements of Reddy Ice Holdings, Inc., and the effectiveness of Reddy Ice Holdings, Inc's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Reddy Ice Holdings, Inc. for the year ended December 31, 2007.

DELOITTE & TOUCHE LLP

Dallas, Texas
March 14, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM